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                                                                 EXHIBIT 10.5(D)
                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of
June   1995 between CABLE-SAT COMPRESSION, INC., a Florida corporation (the
"Corporation") and GLENN CREPPS, (the "Employee").

        WHEREAS, Corporation has been organized to engage in the research, development, manufacture and marketing of data compression solutions; and

        WHEREAS, Employee has substantial experience in data compression technology; and

        WHEREAS, the Corporation desires to engage Employee's services in connection with its business;

        THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

        1. Employment. Corporation hereby employs Employee and Employee accepts such employment on the terms and conditions set forth herein.

                1.1 Employee covenants to perform in good faith his employment duties as outlined herein, devoting his full productive time, energies and abilities to the proper and efficient management of the business of the Corporation and its subsidiaries and affiliates and for their exclusive benefit.

                1.2 Employee shall not, without the prior written consent of the Corporation, directly or indirectly, during the term of this Agreement:
(i) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation or its subsidiaries and affiliates, or (ii) engage
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in any activity competitive with or adverse to the Corporation's business or welfare, whether alone, as a partner or member, or as an officer, director, employee or 5% or greater shareholder of a corporation.

        2. Term of Employment. Subject to the provisions set forth herein, the term of Employee's employment hereunder shall continue for two
(2) years and automatically extend for additional periods of two (2) years unless terminated at the end of the current term by notice given by either party to the other at least ninety (90) days prior to the end of the then current term or as otherwise provided herein.

        3. Duties. Employee shall be employed in research, development and experimentation activities on behalf of the Corporation and such other activities within his field of expertise on behalf of the Company and its subsidiaries and affiliates as requested.

        4. Compensation. For all services he may render to the Corporation during the term of this Agreement, including services as officer, director or member of any committee of the Board of Directors of the Corporation and its subsidiaries, Employee shall receive the following compensation:

                4.1 Employee shall receive a base salary at the rate of $2,000 per month during the first month of the term of employment and $6,000 per month for the balance of the term of employment, plus such increases as may be determined by the Board of Directors.
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                4.2      The Corporation has established an Engineering
Override Program whereby a percentge of its revenues from sale of data compression products and services will be distributed to its professional employees in the aggregate of 3% of such revenues. Employee will be entitled to 10% of such award, which shall be distributed semi-annually and shall continue for the life of the corporation or ten (10) years from the date hereof, whichever is less.

        5. Benefits. During the term of this Agreement, Employee shall be entitled to the following executive benefits:

                5.1 Employee shall be entitled to reasonable vacation time without reduction in salary.

                5.2 During the period of his employment, Employee shall be reimbursed for reasonable traveling and other business expenses reasonably incurred in connection with the performance of his duties hereunder, subject to reasonable verification as required in order for the Corporation to comply with applicable laws and regulations and accounting practices.

                5.3 Employee shall be entitled to all other benefits of employment generally available to members of management of the Corporation, including health insurance.

        6. Termination. The employment of Employee may be terminated at any time by:

                 (i)  Mutual agreement; or

                (ii) Action of the Board of Directors, on thirty days' prior written notice, in the event of illness or disability of





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Employee resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months; or (iii) Action of the Board of Directors, if it shall be established that Employee is in material default in the performance of his obligations, services or duties hereunder (other than for illness or incapacity) or has materially breached any provision of this Agreement and such default or breach has continued for twenty (20) days after written notice of such non-performance or breach.

        8. Insurance. Employee agrees that the Corporation may procure insurance on his life, in such amounts as the Corporation may in its discretion determine, and with the Company or any of its subsidiaries or affiliates named as the beneficiary under such policy or policies. Employee agrees that upon request from the Corporation he will submit to a physical examination and will execute each such application or other documents as may be required for the procurement of such insurance.

        9. Trade Secrets. Employee agrees to execute the Corporation's Employee Agreement-Trade Secrets and Patents annexed hereto, which agreement is hereby incorporated herein and made a part hereof.

        10. Non-disclosure. During the term of his employment and for two (2) years after its termination, Employee will not, directly or indirectly, disclose the names of the Corporation's customers, prospects or sales representatives or those of its





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subsidiaries and affiliates or attempt to influence such customers or representatives to cease doing business with the Company or its subsidiaries or affiliates.

        Employee shall communicate and make known to the Corporation all knowledge possessed by him which he may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Corporation and its subsidiaries and affiliates from the time of entering his employment until the termination thereof.

        11. Conflict of Interest. Employee agrees that during the term of his employment and any extensions thereof, he will comply with the policy of the Corporation with respect to the Corporation entering into, directly or indirectly, any transactions with any business organization or other entity in which he or any member of his family has a direct or indirect interest.

        12.     Miscellaneous.

                12.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                12.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at





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the address of its principal place of business, and any notice to be given to
Employee shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

                12.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

                12.4 The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation. This Agreement shall be governed under the laws of the State of Florida.

                12.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the





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party against whom such modification, termination or waiver is sought to be enforced.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               CABLE-SAT COMPRESSION, INC.





                                               By:    /s/ E.T.KALINOSKI
                                                  ----------------------------





                                                      /s/ GLENN CREPPS
                                                  ----------------------------








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